Exhibit 99.2

McKean Defense Announces Signing of Definitive Agreement to Acquire Mikros Systems Corporation

PHILADELPHIA and FORT WASHINGTON, Pa., November 12, 2020 -- McKean Defense Group, Inc. (“McKean”), a leading Employee-Owned Life Cycle Management, Engineering, Enterprise Transformation, and Program Management business headquartered in Philadelphia, PA, announced today that it has signed a definitive agreement to acquire Mikros Systems Corporation (OTCQB: MKRS) (“Mikros”), an advanced technology company specializing in electronic systems technology for advanced maintenance in military, industrial and commercial applications, for approximately $4.6 million in cash.

Under the terms of the agreement, McKean will acquire all of the outstanding common stock of Mikros for cash payment of $0.13 per share via merger. The boards of directors of both McKean and Mikros have approved the transaction. The acquisition is expected to close in the first quarter of 2021, subject to customary closing conditions, including approval by Mikros’ stockholders.

Mikros brings cutting edge product and technology solutions that strongly compliment McKean’s U.S. Navy portfolio. “McKean’s maintenance engineers and modernization analysts have helped shape strategies for new ship programs and increasing the maintainability of the Surface Navy,” said Joseph Carlini, Chief Executive Officer of McKean. “With the added capabilities and skills from the Mikros acquisition, McKean will strengthen our support to the Littoral Combat Systems (LCS) platform and add significant combat systems monitoring and diagnostic analytics to our strategic offerings.”

Paul Casner, Chairman of the Board of Directors of Mikros, said “We ran a broad and comprehensive process, engaging with multiple potential buyers, and are pleased that the process culminated in a transaction that maximizes value for our stockholders. The combination of McKean and Mikros strengthens both companies and provides the Navy with world class engineering and support.” Tom Meaney, Chief Executive Officer of Mikros Systems, added “This transaction is a testament to our outstanding team of talented employees and the company they have built. We have grown Mikros from a small research organization into a prime Defense Contractor providing proprietary remote maintenance and monitoring solutions to the United States Navy. McKean gives Mikros a much larger platform to expand our combat systems maintenance product lines with the U.S. Navy, while increasing reliability and reducing sustainment costs.”

Stevens & Lee, P.C. served as McKean’s legal counsel. Mikros was advised in this transaction by Spouting Rock Capital Advisors, LLC, and received a fairness opinion from Guide Cap Partners, LLC. Fox Rothschild LLP served as Mikros’ legal counsel.

About McKean

McKean Defense is an 100% Employee Owned company with cutting edge engineers, developers, technical staff, programmers, analysts, and program managers who identify and deploy new shipboard technologies, integrate information technology across shipboard platforms, and develop strategies to support the Warfighter. McKean Defense's employees create strategic solutions to help customers reach new levels of mission support and transform their organizations. More information is available at www.mckean-defense.com.

About Mikros

Mikros Systems Corporation is an advanced technology company specializing in the development and production of electronic systems technology for advanced maintenance in military, industrial and commercial applications. Mikros’ capabilities include technology management, electronic systems engineering and integration, radar systems engineering, command, control, communications, computers and intelligence systems engineering, and communications engineering. For more information on Mikros, please visit www.mikrossystems.com.

McKean and Mikros Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. Although McKean’s and Mikros’ management each believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of McKean and Mikros, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, risks related to McKean’s and Mikros’ ability to complete the acquisition on the proposed terms or on the proposed timeline or at all, including risks related to the receipt of required Mikros stockholder approval, the possibility that other conditions to the completion of the acquisition may not be satisfied, the possibility that competing offers will be made, other risks associated with executing business combination transactions, disruption from the proposed acquisition making it more difficult to conduct business as usual or to maintain relationships with customers, employees, manufacturers, or suppliers, as well as other risks related to McKean’s and Mikros’ respective businesses. While the list of factors presented here is representative, no list should be considered a statement of all potential risks, uncertainties or assumptions that could have a material adverse effect on the companies’ respective financial condition or results of operations. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in the public filings with the U.S. Securities and Exchange Commission (the “SEC”) made by Mikros, including those listed under “Risk Factors” and “Disclosure Regarding Forward-Looking Statements” in Mikros’ annual report on Form 10-K for the year ended December 31, 2019, and its other filings with the SEC. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, McKean and Mikros do not undertake any obligation to update or revise any forward-looking information or statements.

Additional Information for Mikros stockholders

The proxy solicitation of holders of the outstanding shares of Mikros common stock referenced in this press release has not yet commenced. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a solicitation of proxies or a substitute for the proxy materials that Mikros will file with the SEC. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION. MIKROS STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF MIKROS SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE TRANSACTION DESCRIBED IN THIS PRESS RELEASE. The proxy statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained by contacting Mikros.

Contacts

For investor inquiries please contact:

Chuck Bristow, Mikros, (215) 371-3913

For media inquiries please contact:
Roberta Chagnot, McKean Defense, 571-405-5515, rchagnot@mckean-defense.com